UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

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EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas  77060
(832) 327-8000
(Address of principal executive offices, including zip code)
(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2008, the Compensation Committee of the Board of Directors (“the Committee”) of Eagle Rock Energy GP, L.P. (“the Company”) approved an increase, effective beginning with pay period April 1, 2008 through April 15, 2008 and continuing thereafter, to the current base salary for the Company’s Chairman & Chief Executive Officer, Joseph A. Mills, along with the other members of senior management of the Company.  In this action, Mr. Mills’ annual base salary was adjusted from $250,000 to $400,000, representing a market adjustment, whereas the other named executive officers received merit increases, ranging from 5% to 10%.

On April 4, 2008 and April 7, 2008, the Committee received a final presentation by Towers Perrin regarding its 2008 Executive Compensation Review for the Company as the culmination of several meetings and various discussions among the Compensation Committee and Towers Perrin, as well as the observations and experiences of the Committee members.  Based upon practices and trends noted by Towers Perrin to be the current standard within public company peer groups, the Committee determined that the Company was below market with respect to compensation of Mr. Mills and determined that the other named executive officers were deserving of merit increases.  As a result, the Committee took the aforementioned action to increase the base salaries of Mr. Mills and the other named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2008                                                                     EAGLE ROCK ENERGY PARTNERS, L.P.

By:            Eagle Rock Energy GP, L.P., its general partner

By:            Eagle Rock Energy G&P, LLC, its general partner

/s/ Alfredo Garcia
Alfredo Garcia
Interim Chief Financial Officer

(Duly Authorized and Principal Financial Officer)